Exhibit 3.4

BYLAWS

OF

APPLIANCE SCIENTIFIC, INC.

ARTICLE I

OFFICES

1.01 Registered Office. The initial registered office of Appliance Scientific, Inc. (the “Corporation”) shall be located in the City of Dover, County of Kent, State of Delaware. The location of the registered office of the Corporation may be changed from time to time to such other city and county within the State of Delaware as the Board of Directors may authorize.

1.02 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETING OF THE STOCKHOLDERS

2.01 Place of Meetings. All meetings of stockholders for the election of directors or for any other proper purpose shall be held within or without the State of Delaware, or at such other place the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

2.02 Annual Meeting. An annual meeting of stockholders shall be held at 10:00 a.m. on the second Tuesday in May or on such other day designated by the Board of Directors of the Corporation no more than one hundred fifty (150) days after the end of each fiscal year of the Corporation. At such meeting the stockholders entitled to vote (i) shall elect the members of the Board of Directors in accordance with the Certificate of Incorporation of the Corporation (the “Certificate”) and (ii) may transact such other business as may properly be brought before the meeting. Members of the Board of Directors shall be elected by a plurality vote unless otherwise provided in the Certificate.

2.03 Special Meetings. Special meetings of stockholders may be called at any time by the written resolution or other written request of a majority of the members of the Board of Directors. Such written resolution or written request shall specify the purpose or purposes for which such meeting shall be called.

2.04 Notice of Annual or of Special Meeting: Adjournment. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10), nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and the place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken. At the adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted on the original date of the meeting. If the adjournment is for more than 30 days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice under this Section 2.04. Attendance by a stockholder without objection to the notice, whether in person or by proxy, at a stockholders’ meeting shall constitute a waiver of notice of the meeting.

2.05 Business at Special Meeting. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

2.06 Telephonic Meetings. Subject to the provisions requiring or permitting notice of meeting, unless otherwise restricted by the Certificate or these Bylaws, stockholders may participate in and hold a meeting of stockholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.07 Quorum of Stockholders. Unless otherwise provided in the Certificate or these Bylaws, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

2.08 Act of Stockholders’ Meeting. When a quorum is present, the affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote on the subject shall be the act of the stockholders’ meeting, unless the vote of a greater number is required by law or the Certificate.

2.09 Proxies. At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

2.10 Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, not less than ten (10) days nor more than sixty (60) days before each annual or special meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each stockholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any such meeting of stockholders.

2.11 Action by Written Consent Without a Meeting. Any action required or permitted by law, the Certificate or these Bylaws, to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as if the votes had been cast at a duly noticed, called and convened annual or special meeting of such stockholders. Prompt notice of the taking of any corporate action without a meeting by less than unanimous consent shall be given to all stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

3.01 Powers. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate or these Bylaws directed or required to be exercised and done by the stockholders.

3.02 Number of Directors. Subject to the rights, if any, of (i) the holders of any preferred stock series designated in accordance with the Certificate and the terms of any Certificate of Designation with respect to the election of additional directors and (ii) the minimum and maximum number of authorized directors, if any, provided in the Certificate or these Bylaws, the authorized number of directors may be determined from time to time only by a majority of the whole board; or by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting stock, voting together as a single class.

3.03 Election and Term. Subject to the rights, if any, of (i) the holders of any preferred stock series designated in accordance with the Certificate and the terms of any Certificate of Designation with respect to the election of additional directors and (ii) the minimum and maximum number of authorized directors, if any, provided in the Certificate or these Bylaws, the directors shall be elected at the annual meeting of the stockholders except as provided in Section 3.04 of this Article, and each director elected shall hold office until the next succeeding annual meeting and until his successor is duly elected and qualified or until his death, resignation or removal.

3.04 Vacancies. Subject to the rights of the holders of any series of preferred stock series designated in accordance with this Certificate and the terms of any Certificate of Designation with respect to the election of additional directors, any vacancy occurring in the Board of Directors may be filled by an election at an annual or special meeting of the stockholders called for the purpose or by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.05 Resignation and Removal. Any director may resign at any time upon giving written notice to the Corporation. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, at any meeting of stockholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, with or without cause by the affirmative vote of the holders of at least a majority of the voting stock, voting together as a single class.

3.06 Compensation of Directors. As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the Corporation may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary in their capacity as directors. This provision shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

MEETINGS OF THE BOARD

4.01 First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place either within or without the State of Delaware on the day of the annual meeting of stockholders after the adjournment thereof and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute a meeting, provided a quorum shall be present, or the meeting may be convened at such place and time as shall be fixed by the consent in writing of all the directors.

4.02 Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Delaware as from time to time shall be prescribed by the consent in writing of all the Board of Directors.

4.03 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Chairman of the Board of Directors, the President or the Secretary or the written request of one (1) director. Written notice of special meetings of the Board of Directors shall be given to each director at least five (5) days before the date of the meeting.

4.04 Business at Regular or Special Meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

4.05 Telephonic Meetings. Subject to the provisions requiring or permitting notice of a meeting, unless otherwise restricted by the Certificate or these Bylaws, members of the Board of Directors or members of any committee designated by such Board of Directors may participate in and hold a meeting of such directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.06 Quorum of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or the Certificate. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.07 Interested Directors.

A. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) the material facts as to this relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

B. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

4.08 Act of Directors’ Meeting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, or the Certificate.

4.09 Action by Written Consent Without a Meeting. Any action required or permitted by law, the Certificate or these Bylaws to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as the unanimous vote at such meeting.

ARTICLE V

OFFICERS

Subject to certain limitations contained elsewhere in these Bylaws, the Board of Directors of the Corporation shall have those powers enumerated below with respect to the officers of the Corporation.

5.01 Executive Officers. The officers of the Corporation shall consist of a President, and a Secretary, and may also include one or more Vice Presidents, a Treasurer, a Chairman of the Board and such other offices as are provided for in Section 5.03 of these Bylaws. Any Vice President of the Corporation may, by the addition of a number or a word or words before or after the title “Vice President,” be designated “Senior Executive,” “Executive,” “Senior,” “First,” “Second,” or “Assistant” Vice President. Each officer of the Corporation shall be elected by the Board of Directors as provided in Section 5.02 of these Bylaws. Any two or more offices may be held by the same person. The executive officers of the Corporation shall be the President, one or more Vice Presidents designated as an “Executive” or a “Senior” Vice President and the Chairman of the Board.

5.02 Election and Qualification. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose a President and a Secretary, neither of whom need be a member of the Board. The Board also may elect one of its members Chairman of the Board and may elect one or more Vice Presidents, a Treasurer, and one or more Assistant Secretaries and Assistant Treasurers.

5.03 Other Officers and Agents. The Board of Directors may elect or appoint such other officers, including assistant officers and agents as may be necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

5.04 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by resolution of the Board of Directors in accordance with these Bylaws.

5.05 Term, Removal and Vacancies. Each officer of the Corporation shall hold office until his successor is chosen and qualified or until his death, resignation or removal. Any officer may resign at any time upon giving notice to the Corporation. Subject to any employment arrangement between the Corporation and any officer, any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create any contract right. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

5.06 The Chairman of the Board of Directors. The Chairman, if any, of the Board of Directors shall preside at all meetings of stockholders and of the Board of Directors and shall have such other authority and perform such other duties as are prescribed by law, by these Bylaws and by the Board of Directors. The Board of Directors may designate the chairman thereof as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these Bylaws and the Board of Directors for the chief executive officer.

5.07 The Vice-Chairman of the Board of Directors. The Vice-Chairman, if any, of the Board of Directors shall have such authority and perform such other duties as are prescribed by these Bylaws and by the Board of Directors. In the absence or inability of the Chairman of the Board of Directors and of the President of the Corporation to so act, the Vice-Chairman shall preside at the meetings of the stockholders and of the Board of Directors and shall have and exercise all of the powers and duties of the Chairman of the Board of Directors. The Board of Directors may designate the Vice-Chairman as chief executive officer in which case he shall have such authority and perform such duties as are prescribed by these Bylaws and the Board of Directors for the chief executive officer.

5.08 The President. The President of the Corporation shall have such authority and perform such duties as are prescribed by law, by these Bylaws, by the Board of Directors and by the chief executive officer (if the President is not the Chief Executive Officer). If there is no Chairman of the Board of Directors, or in the Chairman’s absence or the Chairman’s inability to act as the Chairman of the Board of Directors, the President shall preside at all meetings of stockholders and of the Board of Directors. Unless the Board of Directors designates the Chairman of the Board or the Vice-Chairman as Chief Executive Officer, the President shall be the Chief Executive Officer, in which case he or she shall have such authority and perform such duties as are prescribed by these Bylaws and the Board of Directors for the Chief Executive Officer.

5.09 The Chief Executive Officer. Unless the Board of Directors designates the Chairman of the Board of Directors or the Vice-Chairman as Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. Subject to the supervision and direction of the Board of Directors, the Chief Executive Officer of the Corporation shall have general supervision of the business, property and affairs of the Corporation, including the power to appoint and discharge agents and employees, and the powers vested in him or her by the Board of Directors, by law or by these Bylaws or which usually attach or pertain to such office.

5.10 Vice Presidents. Unless otherwise determined by the Board of Directors, one of the Vice Presidents shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. The various Vice Presidents shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

5.11 Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, record all the proceeding of the meetings of the Board of Directors and of the stockholders in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings as may be prescribed by the Board of Directors or the President. He shall keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Assistant Secretary, or if there be none, the signature of the Treasurer acting as Assistant Secretary.

5.12 Assistant Secretaries. An Assistant Secretary, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.13 Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Director at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer, and of the financial condition of the Corporation.

5.14 Assistant Treasurers. An Assistant Treasurer, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. He or she shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

5.15 Officer’s Bond. If required by the Board of Directors, any officer so required shall give the Corporation a bond (which shall be renewed as the Board of Directors may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

ARTICLE VI

CERTIFICATES FOR SHARES

6.01 Certificates Representing Shares and Fractions Thereof. The shares and fractions thereof of the Corporation may be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issue.

Each certificate representing shares and fractions thereof shall include upon the face thereof:

a)	that the Corporation is organized under the laws of the State of Delaware;

b)	the name of the Corporation,

c)	the name of the person or person to whom issued,

d)	the number of shares and fractions thereof represented, and

e)	the par or stated value of each share and fraction thereof,

and may include such other matters as the Board of Directors may from time to time direct, not inconsistent with law, the Certificate or these Bylaws.

6.02 Restriction on Transfer of Shares and Fractions Thereof. If any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the Corporation, as permitted by law, the Certificate or these Bylaws, each certificate representing shares so restricted (a) shall conspicuously set forth a full or summary statement of the restrictions on the face or back of the certificate; or (b) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document; and (1) that the Corporation will furnish to the record holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office a copy of the specified document; or (2) if such document is one required or permitted to be and has been filed under applicable law, that such specified document is on file in the Office of the Secretary of State of Delaware and contains a full statement of such restriction.

6.03 Transfer of Shares and Fractions Thereof. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

6.04 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.05 Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 6.05, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

6.06 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

GENERAL PROVISIONS

7.01 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

7.02 Seal. The Corporation may use a corporate seal and, if so used, such seal shall be circular in form and contain the name of the Corporation. If so used, the corporate seal shall be affixed and attached by the Secretary or an Assistant Secretary upon such instruments or documents as may be deemed appropriate, but the presence or absence of such seal on any instrument shall not affect its character or validity or legal effect in any respect.

7.03 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device or media, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

7.04 Waiver of Notice. Whenever any notice is required to be given under the provisions of the Certificate or under the provisions of the General Corporation Law of the State of Delaware, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of any person at a meeting for which any notice is required to be given under the provisions of these Bylaws, the Certificate or the General Corporation Law of the State of Delaware shall constitute a waiver of notice of such meeting except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any businesses because the meeting is not lawfully called or convened.

ARTICLE VIII

AMENDMENTS

The power to alter, amend, or repeal these Bylaws or adopt new Bylaws, subject to repeal or change by action of the stockholders, is vested in the Board of Directors. Thus, these Bylaws may be altered, amended, or repealed or new Bylaws adopted at any regular or special meeting of the Board of Directors by the affirmative vote of at least sixty-

six and two-thirds percent (66 2/3%) of the total number of members of the Board of Directors, subject to repeal or change by the vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares present or represented entitled to vote at any regular or special meeting of stockholders at which a quorum is present or represented, provided that in the notice of such meeting of stockholders notice of such purpose shall be given. The Bylaws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with law or the Certificate.

ARTICLE IX

INDEMNIFICATION AND ADVANCEMENT OF COSTS

The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Certificate consistent with General Corporation Law of the State of Delaware, as amended from time to time; and the Corporation may advance costs incurred by officers, directors, employees and agents of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, in their defenses of any civil, criminal, administrative or investigative action or proceeding asserted against one or more of them by reason of the fact of his, her, or their serving or having served in such capacity or capacities at the request of the Corporation and in advance of a final disposition of such action, suit or proceeding to the fullest extent permitted by the Certificate consistent with the General Corporation Law of the State of Delaware, as amended from time to time, provided that the terms and conditions of such advancement of costs is approved by the Board of Directors. Nothing herein is intended to limit the Corporation’s authority to indemnify its officers, directors, employees and agents or to advance funds in connection therewith, under the General Corporation Law of the State of Delaware, as amended from time to time.

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